EXHIBIT 10.30

AMENDMENT NO. 1 TO AGREEMENT
(President and Chief Operating Officer)

On the 12th day of May, 2006, Randolph C. Steer (“Executive”) and OrthoLogic Corp., a Delaware corporation (the “Company”) entered into an AGREEMENT (the “Agreement”).  This Amendment No.1 to the Agreement is entered into this 21st day of May, 2007, and increases annual base compensation in Section 2 (a) of the Agreement from $300,000 to $325,000 effective April 1, 2007.  All other terms and conditions of the Agreement remain the same.

Company:	Executive:

/s/ John M. Holliman, III	/s/ Randolph C. Steer, MD, Ph.D.
Executive Chairman